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                                                                     Exhibit 4.3
REGISTERED                                                           REGISTERED

                               THE CLOROX COMPANY

                         6 1/8% NOTES DUE FEBRUARY 1, 2011

CUSIP NO. 189054 AC 3
No. R-1                                                           US$300,000,000

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITORY") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE CLOROX COMPANY, a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS (US$300,000,000) on February 1, 2011, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon semi-annually on each February 1 and August 1, commencing August 1, 2001 and at maturity on said principal sum, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the rate per annum specified in the title of this Security, from the February 1 or August 1, as the case may be, next preceding the date of this Security to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Security, or unless no interest has been paid on this Security, in which case from February 8, 2001, until payment of said principal sum has been made or duly provided for. Payments of such principal and interest shall be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, which, subject to the right of the Company to vary or terminate the appointment of such agency, shall initially be at the principal office of The Bank of New York, 101 Barclay Street, New York, New York 10286; PROVIDED, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security register; PROVIDED, FURTHER that so long as CEDE & CO. or another nominee of the Depository is the registered owner of this Security payments of principal and interest will be made in immediately available funds through the Depository's Same-Day Funds Settlement System. Notwithstanding the foregoing, if the date hereof is after January 15 or July 15, as the case may be,

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and before the following February 1 or August 1, this Security shall bear interest from such February 1 or August 1; PROVIDED, that if the Company shall default in the payment of interest due on such February 1 or August 1, then this Security shall bear interest from the next preceding February 1 or August 1, to which interest has been paid or, if no interest has been paid on this Security, from February 8, 2001. The interest payable on any February 1 or August 1 will, subject to certain exceptions provided in the Indenture referred to on page 4 hereof, be paid to the person in whose name this Security is registered at the close of business on the January 15 or July 15, as the case may be, next preceding such February 1 or August 1, and the interest payable at maturity will be payable to the person to whom the principal hereof shall be payable.

         Reference is made to the further provisions of this Security set forth beginning on page 4 hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on page 4 hereof.

         IN WITNESS WHEREOF, THE CLOROX COMPANY has caused this instrument to be signed by facsimile by its duly authorized representative.

Dated: February 8, 2001



[SEAL]



Attest:                                  THE CLOROX COMPANY



By:                                      By:
   ---------------------------              ------------------------------
Name:                                    Name:
Title:                                   Title:



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                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                  The Bank of New York
                                   as Trustee



                                  By:
                                     ---------------------------------
                                     Authorized Signatory



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                               THE CLOROX COMPANY

                         6 1/8% NOTES DUE FEBRUARY 1, 2011


     Section 1. GENERAL. This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 15, 1999, as supplemented by a first supplemental indenture dated as of the date hereof (the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated on page 1 hereof.

     Section 2. REDEMPTION. The Securities of this series are subject to redemption upon not less than 30 and not more than 60 days' notice by mail, at any time, in whole or in part, at the option of the Company, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture), plus 15 basis points, as determined by the Reference Treasury Dealer (as defined in the Indenture), plus, in either case, interest which has accrued and remains unpaid up to the redemption date. Notwithstanding the foregoing, installments of interest on Securities that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date according to the Securities and the Indenture.

     Section 3. SINKING FUND. The Securities will not be subject to any sinking fund.

     Section 4. EVENTS OF DEFAULT. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     Section 5. MODIFICATIONS AND WAIVERS; OBLIGATION OF THE COMPANY ABSOLUTE. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the


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consent of the Holders of at least a majority in principal amount of the outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of at least a majority in principal amount of the outstanding Securities of each series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security made in accordance with the Indenture shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

     Section 6. AUTHORIZED DENOMINATIONS. The Securities are issuable in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     Section 7. REGISTRATION OF TRANSFER. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security register upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the securities registrar (which shall initially be the Trustee, The Bank of New York, 101 Barclay Street, New York, New York 10286 (Attention:
Corporate Trust Administration) or at such other address as it may designate as its principal corporate trust office in the Borough of Manhattan, The City of New York), duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         THIS SECURITY IS EXCHANGEABLE ONLY IF (X) THE DEPOSITORY NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITORY FOR THIS SECURITY OR IF AT ANY TIME THE DEPOSITORY CEASES TO BE A CLEARING AGENCY REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND THE COMPANY FAILS TO APPOINT A SUCCESSOR DEPOSITARY WITHIN 90 DAYS OF SUCH


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EVENT, (Y) THE COMPANY IN ITS SOLE DISCRETION DETERMINES THAT THIS SECURITY
SHALL BE EXCHANGEABLE FOR CERTIFICATED SECURITIES IN REGISTERED FORM OR (Z) AN EVENT OF DEFAULT WITH RESPECT TO THE SECURITIES REPRESENTED HEREBY HAS OCCURRED AND IS CONTINUING, PROVIDED THAT THE DEFINITIVE SECURITIES SO ISSUED IN EXCHANGE FOR THIS SECURITY SHALL BE IN DENOMINATIONS OF $1,000 AND ANY INTEGRAL MULTIPLE OF $1,000 IN EXCESS THEREOF AND BE OF LIKE AGGREGATE PRINCIPAL AMOUNT AND TENOR AS THE PORTION OF THIS SECURITY TO BE EXCHANGED, AND PROVIDED FURTHER THAT, UNLESS THE COMPANY AGREES OTHERWISE, SECURITIES OF THIS SERIES IN CERTIFICATED REGISTERED FORM WILL BE ISSUED IN EXCHANGE FOR PERMANENT SECURITY, OR ANY PORTION HEREOF, ONLY IF SUCH SECURITIES IN CERTIFICATED REGISTERED FORM WERE REQUESTED BY WRITTEN NOTICE TO THE TRUSTEE OR THE SECURITIES REGISTRAR BY OR ON BEHALF OF A PERSON WHO IS BENEFICIAL OWNER OF AN INTEREST HEREOF GIVEN THROUGH THE HOLDER HEREOF. EXCEPT AS PROVIDED ABOVE, OWNERS OF BENEFICIAL INTERESTS IN THIS SECURITY WILL NOT BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF SECURITIES IN CERTIFICATED REGISTERED FORM AND WILL NOT BE CONSIDERED THE HOLDERS THEREOF FOR ANY PURPOSE UNDER THE INDENTURE.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Section 8. OWNERS. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Section 9. NO RECOURSE AGAINST CERTAIN PERSONS. No recourse for the payment of the principal or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Supplemental Indenture thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation of either of them, either directly or through the Company or any successor corporation of either of them, whether by virtue of any constitution, statute or rule or law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

     Section 10. DEFEASANCE. The Indenture with respect to any series will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon payment of all of the Securities of such series or upon the irrevocable deposit with the Trustee of cash or U.S.


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Government Obligations (or a combination thereof) sufficient for such payment in accordance with Article Eight of the Indenture.

     Section 11. GOVERNING LAW; JURISDICTION. The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

     Section 12. DEFINED TERMS. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



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                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on page 1 of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common

         TEN ENT - as tenants by the entireties

         JT TEN - as joint tenants with right of survivorship and not as tenants in common


         UNIF GIFT MIN ACT -
                             ----------------------------
                                        (Minor)


                           Custodian
                                     -------------------------
                                               (Cust)


         Under Uniform Gifts to Minors Act
                                           --------------------------
                                                   (State)


Additional abbreviations may also be used though not in the above list.




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FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

------------------------------------

-------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


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the within Security and all rights thereunder, hereby irrevocably constituting and appointing ______ _____________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
         ------------------------------

Signature:
           -----------------------------

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON PAGE 1 OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


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